Exhibit – 99.2 Randall C. Stuewe, Chairman and CEO Brad Phillips, EVP Chief Financial Officer Melissa A. Gaither, VP IR and Global Communications

2 This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the recent African Swine Fever (“ASF”) outbreak in China; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

3

Consolidated Earnings

US$ (millions) except per share price	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018
Revenue	$ 878.5	$ 894.9	$ 936.3	$ 952.6	$ 3,662.3	$ 875.4	$ 846.6	**$ 812.6**
Gross Margin	190.5	195.7	193.8	206.8	786.8	197.3	193.6	**164.5**
Gross Margin %	21.7%	21.9%	20.7%	21.7%	21.5%	22.5%	22.9%	**20.2%**
SG&A	86.9	84.5	82.1	90.0	343.5	86.9	78.6	**67.4**
SG&A Margin %	9.9%	9.4%	8.8%	9.4%	9.4%	9.9%	9.3%	**8.3%**
Restructuring and impairment charges	0.0	0.0	0.0	0.0	0.0	0.0	(15.0)	**0.0**
Operating Income	32.5	38.2	34.4	36.1	141.2	31.8	22.1	**18.2**
Adj. EBITDA (2)	103.6	111.2	111.6	116.9	443.3	110.4	115.1	**97.0**
Adj. EBITDA Margin %	11.8%	12.4%	11.9%	12.3%	12.1%	12.6%	13.6%	**11.9%**
Interest Expense	(21.7)	(22.4)	(22.5)	(22.3)	(88.9)	(23.1)	(23.0)	**(20.1)**
Debt Extinguishment costs	0.0	0.0	0.0	0.0	0.0	0.0	(23.5)	**0.0**
Foreign Currency loss	(0.3)	(2.1)	(2.1)	(2.4)	(6.9)	(1.5)	(3.5)	**(2.1)**
Gain/(Loss) on Disposal of Subsidiaries	0.0	0.0	0.0	0.0	0.0	0.0	(15.5)	**3.0**
Other Expense (3)	(2.0)	(4.0)	(2.5)	(1.3)	(9.7)	(2.6)	1.2	**(2.7)**
Equity in net income/(loss) of unconsolidated subsidiaries	0.7	8.3	7.7	11.8	28.5	97.2	15.2	**(2.8)**
Income Tax (Expense)/Benefit	(1.8)	(7.7)	(6.3)	85.0	69.2	(3.7)	1.7	**1.4**
Net income attributable to noncontrolling interests	(1.6)	(1.2)	(0.9)	(1.2)	(4.9)	(0.8)	(1.3)	**(0.9)**
Net income/(loss) attributable to Darling	$ 5.8	$ 9.1	$ 7.8	$ 105.7	$ 128.5	$ 97.3	$ (30.0)	**$ (6.0)**
Earnings per share (fully diluted)	$ 0.04	$ 0.05	$ 0.05	$ 0.63	$ 0.77	$ 0.58	$ (0.18)	**$ (0.04)**

(1) Includes $12.6M of 2017 BTC in Q1 2018 and revenue recognition for Q1 and Q2 2018
(2) Does not inlcude Unconsolidated Subsidiaries EBITDA.
(3) Rounding captured in Other Expense.

Q3 2018 Overview

- Total global **volumes** up 5.0% year over year
- **Fat pricing** significantly weaker year over year. Ample supplies globally, DGD off line. Seeing improvement in Q4.
- **Protein pricing** slightly weaker year over year. Trade disruptions due to China tariffs influencing end markets. Seeing improvements coming from non-traditional markets.
- **Collagen/Gelatin** sales stable year over year with improved margins in Brazil and higher demand for specialty products globally
- Board increases **Share Repurchase Program** to $200 million of common stock
- **Debt paydown** of $12 million during the quarter
- **Diamond Green Diesel** (DGD) completes expansion turnaround and announces phase III growth to 675 million annual gallons of renewable diesel plus renewable Naphtha gallons

Third Quarter 2018 Financial Summary 4 Q3 2018 Overview $ in millions Gross Profit and Margin • Net sales - $812.6 million • Net income - $(6.0) million • EPS at $(0.04) per diluted share • Adjusted EBITDA - $97.0 million • DGD joint venture Adjusted EBITDA - $0.5 million (Darling’s share) $ in millions $ in millions Strong Free Cash Flow Generation Quarterly Adjusted EBITDA $140 $120 $120 $25 $116.9 $115.1 $100 $115 $111.6 $110.4 $80 $110 $115.1 $116.9 $110.4 $60 $111.6 $105 $40 $82.5 $22.4 $100 $97.0 $77.8 $97.0 $74.6 $68.6 $20 $53.8 $57.6 $56.6 $95 $43.0 $0 $39.1 $90 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 3Q17 4Q17 1Q18 2Q18 3Q18 Adjusted EBITDA is a Non-U.S. GAAP Measure (See slide 17) Adjusted EBITDA Capex Free Cash Flow (Adjusted EBITDA plus DGD cash dividend after Capex) 2Q 2018 DGD cash dividend

Feed Segment

5





US$ and metric tons (millions)	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018
Revenue	$575.5	$562.3	$2,239.5	$485.8 (1)	$498.8 (1)	**$482.7** (1)
Gross Margin	126.0	122.0	494.9	116.7	128.0	**98.9**
Gross Margin %	21.9%	21.7%	22.1%	24.0%	25.7%	**20.5%**
SG&A	44.8	45.8	178.3	48.3	43.9	**39.7**
SG&A Margin %	7.8%	8.1%	8.0%	9.9%	8.8%	**8.2%**
Operating Income	34.2	26.9	132.3	21.7	37.3	**11.9**
Adj. EBITDA (2)	$81.1	$76.2	$316.5	$68.5	$84.1	**$59.2**
Raw Material Processed (million metric tons)	2.04	2.13	8.24	2.12	2.13	**2.17**

(1) Reflects freight revenue reclass and deconsolidation of BestHides
(2) Does not include Unconsolidated Subsidiaries EBITDA

Adj. EBITDA Bridge Q3-2017 to Q3-2018
(millions)



100
80
60
40
20
0
-20
$81.1
($89.7)
$33.1
$30.3
$5.0
$59.8
($0.6)
$59.2
EBITDA Q3 17
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q3 18

Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Key Drivers:

- Slaughter volumes remain at record levels with **global raw material volumes** up 6.1% over Q3 2017.
- Raw material formulas lagging due to lower fat and protein markets throughout the quarter.
- DGD extended downtime affecting N. American **fat pricing**. Summer quality ultimately lowered sales premiums.
- African Swine Fever (AFS) in China forced $7.2 million inventory devaluation in our 5 blood factories.
- Trade disruptions and large slaughter affecting **protein pricing**.

Non-GAAP Adj. EBITDA Margin
Feed



16%
14%
12%
10%
8%
6%
4%
2%
0%
14.1%
13.6%
14.1%
16.9%
12.3%
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018

6

Food Segment





US$ and metric tons (millions)	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018
Revenue (1)	$298.9	$313.5	$1,157.0	$305.5 (2)	$276.7 (2)	**$265.2** (2)
Gross Margin	60.2	63.6	236.6	56.3	51.9	**54.5**
Gross Margin %	20.1%	20.3%	20.4%	18.4%	18.8%	**20.6%**
SG&A	25.5	27.4	104.6	23.9	22.2	**21.8**
SG&A Margin %	8.5%	8.7%	9.0%	7.8%	8.0%	**8.2%**
Operating Income	15.1	16.4	56.9	11.8	9.3 (3)	**13.0**
Adj. EBITDA	$34.6	$36.1	$131.9	$32.4	$29.7 (3)	**$32.7**
Raw Material Processed (million metric tons)	0.29	0.28	1.12	0.28	0.28	**0.29**

(1) Revenue adjusted for Brazil VAT reclass
(2) Reflects freight revenue reclass
(3) Adjusted for restructuring charges of $15.0 million for closure of Argentina gelatin plant



Adj. EBITDA Bridge Q3-2017 to Q3-2018
(millions)
40
30
20
10
0
$34.6
($26.2)
$0.7
$20.4
$3.5
$33.0
($0.3)
$32.7
EBITDA Q3 17
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q3 18
Note: Cost of Sales includes raw material costs, collection costs and factory costs.



Non-GAAP Adj. EBITDA Margin
Food
16%
14%
12%
10%
8%
6%
4%
2%
0%
11.6%
11.5%
10.6%
10.7%
12.3%
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018

Key Drivers:

- Global **collagen business** showed stable earnings over Q3 2017 with improved margins in Brazil and higher sales volumes in China
- CTH, our natural **casings business,** reported lower earnings mainly due to decreased sales volumes
- **Edible fats** show continued margin pressure due to competing weaker palm oil and soybean oil markets

Fuel Segment (Does not include Diamond Green Diesel JV)





7

US$ and metric tons (millions)	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018
Revenue	$61.9	$76.8	$265.8	$84.1 (1)	$71.1 (1)	**$64.6** (1)
Gross Margin	7.6	21.4	55.4	24.2	13.7	**11.1**
Gross Margin %	12.3%	27.9%	20.8%	28.8%	19.3%	**17.1%**
SG&A	(0.5)	4.7	10.4	(1.4)	0.2	**(2.8)**
SG&A Margin %	-0.8%	6.1%	3.9%	-1.7%	0.2%	**-4.3%**
Operating Income	0.2	8.1	14.0	17.2	5.0	**4.5**
Adj. EBITDA (2)	$8.1	$16.6	$57.6 (3)	$13.0 (3)	$13.6	**$13.9**
Raw Material Processed * (million metric tons)	0.28	0.32	1.19	0.30	0.27	**0.29**

(1) Reflects freight revenue reclass
(2) Does not include DGD EBITDA
(3) Reflects move of $12.6 million 2017 retrospective blenders tax credit from Q1 2018 approved in February 2018 to total 2017 EBITDA
* Excludes raw material processed at the DGD joint venture.



Adj. EBITDA Bridge Q3-2017 to Q3-2018
(millions)
15
10
5
0
$8.1
$4.8
$1.2
($2.5)
$2.4
$14.0
($0.1)
$13.9
EBITDA Q3 17
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q3 18

Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Key Drivers:

- **Ecoson**, European bioenergy business, delivered improved performance over Q3 2017 with strong volumes from new operation in Belgium
- **N. American biodiesel** reports slightly weaker results in Canada due to lower RIN pricing and no BTC
- **Rendac**, European disposal rendering business, reports stable earnings with strong volumes in the Netherlands and Belgium



Non-GAAP Adj. EBITDA Margin Fuel
25%
20%
15%
10%
5%
0%
13.1%
21.6%
15.5%
19.1%
21.5%
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018

Note: Moved $12.6 million of 2017 retrospective blenders tax credit from Q1 2018 approved in February 2018 to total 2017 EBITDA

Diamond Green Diesel (DGD) – 50/50 JV with Valero

8

DGD – ENTITY LEVEL

- **Super Diamond** expansion project approved to 675 million total annual gallons of renewable diesel plus additional renewable Naphtha gallons for the green gasoline markets
- Super Diamond estimated expansion costs of $1.1 billion for entire project includes:
  - expansion
  - improved logistics capability
  - renewable Naphtha plant
- Expansion to 275 million gallons completed and running at capacity since early October.
- Q3 2018 Entity EBITDA of $1.0 million or $.04 per gallon on 23.1 million gallons of sales
- Lower volumes, higher operating costs, and hedge losses reflected in lower operating margin
- LCFS premium around $189/metric ton or $1.89/gallon (per Jacobsen 10-19-18)
- No Blenders Tax Credit in results
- Spot margins $1.35 per gallon EBITDA
- Expect to produce/sell 65-70 million gallons in Q4



Valero Refinery
Diamond Green Diesel

Super Diamond phase three expansion approved parallel independent plant to bring total annual production to 675 million gallons of renewable diesel plus additional renewable Naphtha gallons

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	2014	2015	2016	2017	Q1 2018	Q2 2018	Q3 2018
EBITDA (Entity)	$163.3	$177.0	$174.4	* $246.8	$39.7	$36.3	**$1.0**
EBITDA (Darling's share)	81.6	88.5	87.2	* 123.4	19.9	18.2	**0.5**
Gallons Produced	127.3	158.8	158.1	161.3	37.1	33.2	**17.2**
Gallons Sold	126.2	156.6	161.0	160.4	33.4	34.8	**23.1**

*Includes 2017 retroactive blenders tax credit of $160.4 million that was approved in February 2018 and recorded in Q1 2018

Source: Company Financials

Balance Sheet Highlights and Debt Summary 9 (US$,Balance in thousands) Sheet HighlightsJune 30, 2018 Debt Summary Cash(US$, in thousands)(includes restricted cashSeptember of $142) 29, 2018 (US$, in thousands) September 29, 2018 $104,262 Cash (includes restricted cash of $103) $ 81,573 Amended Credit Agreement Accounts receivable 371,291 Accounts receivable 363,312 Revolving Credit Facility $ 23,000 Total Inventories 370,555 Total Inventories 361,679 Term Loan A 78,586 Net working capital 338,672 Net working capital 322,174 Term Loan B 485,636 Net property,Net property, plant and plant equipment and equipment 1,631,036 1,624,354 5.375% Senior Notes due 2022 494,760 Total assets 4,805,211 Total assets 4,856,916 3.625% Senior Notes due 2026 588,013 Total debt Total debt 1,695,289 1,679,229 Other Notes and Obligations 9,234 Shareholders'Shareholders' equity equity $$2,238,031 2,315,303 Total Debt: $ 1,679,229 Historical Leverage Ratios 2014 - 2018 Leverage Ratio September 29, 2018 Actual Credit Agreement Total Debt to EBITDA: 3.37 5.50x

10 Appendix – Additional Information

11 US$ and metric tons Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 (millions) 2016 2016 2016 2016 2016 2017 2017 2017 2017 2017 2018 2018 2018 Revenue $476.2 $543.0 $531.4 $538.5 $2,089.1 $552.6 $549.1 $575.5 $562.3 $2,239.5 $485.8 (1) $498.8 (1) $482.7 (1) Gross Margin 103.5 126.8 117.8 116.2 464.3 120.0 126.9 126.0 122.0 494.9 116.7 128.0 98.9 Gross Margin % 21.7% 23.4% 22.2% 21.6% 22.2% 21.7% 23.1% 21.9% 21.7% 22.1% 24.0% 25.7% 20.5% SG&A 44.7 42.7 38.4 41.5 167.3 44.8 42.9 44.8 45.8 178.3 48.3 43.9 39.7 SG&A Margin % 9.4% 7.9% 7.2% 7.7% 8.0% 8.1% 7.8% 7.8% 8.1% 8.0% 9.9% 8.8% 8.2% Operating Income 14.5 42.0 35.8 25.9 118.2 31.5 39.7 34.2 26.9 132.3 21.7 37.3 11.9 Adj. EBITDA (2) $58.9 $84.1 $79.5 $74.6 $297.1 $75.2 $84.0 $81.1 $76.2 $316.5 $68.5 $84.1 $59.2 Adj. EBITDA Margin % 12.4% 15.5% 15.0% 13.9% 14.2% 13.6% 15.3% 14.1% 13.6% 14.1% 14.1% 16.9% 12.3% Raw Material 1.97 1.97 1.97 2.06 7.97 2.05 2.02 2.04 2.13 8.24 2.12 2.13 2.17 Processed (1) Reflects freight revenue reclass and deconsolidation of BestHides (2) Does not include Unconsolidated Subsidiaries EBITDA

12

Feed Ingredients Segment – Net Sales

Change in Net Sales – Year over Year Three Months Ended September 30, 2017 over September 29, 2018

Change in Net Sales - 3Q17 to 3Q18	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended September 30, 2017	$ 166.0	$ 218.8	$ 68.7	$ 453.5	$ 46.6	$ 51.9	$ 23.5	$ 575.5
Changes:								
Increase/(Decrease) in sales volumes	14.3	20.6	-	34.9	2.1	(2.4)	-	34.6
Increase/(Decrease) in finished product prices	(28.2)	(6.3)	-	(34.5)	(6.9)	0.3	-	(41.1)
Increase/(Decrease) due to currency exchange rates	(0.8)	(1.5)	(0.1)	(2.4)	(0.1)	-	-	(2.5)
Freight Revenue (revenue recognition)	(8.9)	(15.3)	(1.3)	(25.5)	(2.8)	(5.1)	-	(33.4)
Other change	-	-	(39.8)	(39.8)	-	-	(10.6)	(50.4)
Total Change:	(23.6)	(2.5)	(41.2)	(67.3)	(7.7)	(7.2)	(10.6)	(92.8)
Net Sales Three Months Ended September 29, 2018	$ 142.4	$ 216.3	$ 27.5	$ 386.2	$ 38.9	$ 44.7	$ 12.9	$ 482.7

Change in Net Sales – Year over Year Nine Months Ended September 30, 2017 over September 29, 2018

Change in Nine Months End Net Sales Q3 2017 to Q3 2018	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Nine Months Ended September 30, 2017	$ 484.4	$ 612.7	$ 215.8	$ 1,312.9	$ 136.1	$ 159.5	$ 68.8	$ 1,677.3
Changes:								
Increase/(Decrease) in sales volumes	31.8	41.9	-	73.7	4.7	(11.1)	-	67.3
Increase/(Decrease) in finished product prices	(71.8)	13.7	-	(58.1)	(9.1)	3.1	-	(641.0)
Increase/(Decrease) due to currency exchange rates	5.9	15.1	0.6	21.6	0.1	-	0.1	21.8
Freight Revenue (revenue recognition)	(27.2)	(42.2)	(3.7)	(73.1)	(8.2)	(15.6)	-	(96.9)
Other change	-	-	(124.9)	(124.9)	-	-	(13.1)	(138.0)
Total Change:	(61.3)	28.5	(128.0)	(160.8)	(12.5)	(23.6)	(13.0)	(209.9)
Net Sales Nine Months Ended September 29, 2018	$ 423.1	$ 641.2	$ 87.8	$ 1,152.1	$ 123.6	$ 135.9	$ 55.8	$ 1,467.4

(1) **Rendering Net Sales- Other** category includes hides, pet food, and service charges
(2) **Other Net Sales** category includes trap services and industrial residual services through May 21, 2018 (Sale of TRS)

Jacobsen, Wall Street Journal and Thomson Reuters
Historical Pricing

13

2018 Average Jacobsen Prices (USD)

2018 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$26.60	$25.57	$26.20	$26.14	$25.31	$24.80	$27.11	$25.72	$28.64	$28.39	$25.82	$27.70
Yellow Grease - Illinois / cwt	$20.25	$19.58	$19.00	$19.61	$19.00	$20.94	$22.05	$20.69	$22.38	$22.52	$21.53	$22.19
Meat and Bone Meal - Ruminant - Illinois / ton	$222.50	$235.26	$292.62	$250.61	$312.02	$297.16	$291.67	$301.43	$280.00	$263.26	$250.00	$264.77
Poultry By-Product Meal - Feed Grade - Mid South/ton	$235.00	$240.92	$273.69	$250.16	$295.00	$286.02	$273.10	$285.56	$262.86	$271.74	$269.61	$268.13
Poultry By-Product Meal - Pet Food - Mid South/ton	$700.24	$793.42	$851.31	$781.27	$860.95	$747.73	$597.62	$734.53	$557.14	$557.61	$557.89	$556.48
Feathermeal - Mid South / ton	$362.86	$389.87	$473.21	$409.26	$536.19	$542.95	$532.86	$540.50	$520.00	$453.59	$380.53	$453.58

2018 Average Wall Street Journal Prices (USD)

2018 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.28	$3.42	$3.53	$3.41	$3.54	$3.74	$3.39	$3.56	$3.23	$3.25	$3.11	$3.20

2018 Average Thomson Reuters Prices (USD)

2018 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.
Palm oil - CIF Rotterdam / metric ton	$676	$668	$681	$675	$664	$656	$632	$651	$589	$560	$549	$566
Soy meal - CIF Rotterdam / metric ton	$375	$417	$445	$412	$460	$461	$423	$448	$407	$390	$377	$391

Comparison	*QTR. Over QTR.*			*Year Over Year*		
	Q2-2018	Q3-2018	%	Q3-2017	Q3-2018	%
Average Jacobsen Prices (USD)	Avg.	Avg.	Change	Avg.	Avg.	Change
Bleachable Fancy Tallow - Chicago Renderer / cwt	$25.72	$27.70	7.7%	$35.36	$27.70	-21.7%
Yellow Grease - Illinois / cwt	$20.69	$22.19	7.2%	$27.20	$22.19	-18.4%
Meat and Bone Meal - Ruminant - Illinois / ton	$301.43	$264.77	-12.2%	$292.83	$264.77	-9.6%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$285.56	$268.13	-6.1%	$285.14	$268.13	-6.0%
Poultry By-Product Meal - Pet Food - Mid South / ton	$734.53	$556.48	-24.2%	$577.02	$556.48	-3.6%
Feathermeal - Mid South / ton	$540.50	$453.58	-16.1%	$408.82	$453.58	10.9%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.56	$3.20	-10.1%	$3.31	$3.20	-3.3%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$651	$566	-13.1%	$687	$566	-17.6%
Soy meal - CIF Rotterdam / metric ton	$448	$391	-12.7%	$337	$391	16.0%

2017 Average Jacobsen Prices (USD)

2017 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$32.00	$31.68	$30.50	$31.35	$30.74	$33.75	$35.89	$33.61	$36.00	$35.95	$34.38	$35.36	$28.36	$26.80	$27.00	$27.40	$31.93
Yellow Grease - Illinois / cwt	$23.42	$23.70	$24.16	$23.78	$24.61	$25.21	$26.93	$25.64	$27.14	$26.96	$27.48	$27.20	$24.05	$23.44	$21.86	$23.18	$24.95
Meat and Bone Meal - Ruminant - Illinois / ton	$258.03	$289.74	$273.91	$270.69	$268.82	$243.86	$245.80	$251.91	$282.00	$314.24	$278.50	$292.83	$228.30	$217.50	$220.63	$222.73	$259.54
Poultry By-Product Meal - Feed Grade - Mid South/ton	$290.00	$293.68	$280.00	$287.42	$284.74	$285.00	$285.00	$284.90	$285.00	$285.00	$285.50	$285.14	$275.91	$242.50	$235.00	$252.22	$277.42
Poultry By-Product Meal - Pet Food - Mid South/ton	$648.68	$615.13	$644.02	$635.89	$699.34	$706.82	$660.80	$688.91	$603.13	$572.50	$557.50	$577.02	$599.55	$565.63	$614.50	$593.74	$623.89
Feathermeal - Mid South / ton	$455.00	$431.84	$386.74	$422.94	$383.95	$394.32	$392.05	$390.14	$397.50	$425.43	$401.00	$408.82	$357.50	$364.00	$362.13	$361.46	$395.84

2017 Average Wall Street Journal Prices (USD)

2017 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.46	$3.49	$3.41	$3.45	$3.38	$3.48	$3.52	$3.46	$3.49	$3.28	$3.16	$3.31	$3.13	$3.14	$3.21	$3.16	$3.35

2017 Average Thomson Reuters Prices (USD)

2017 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$804	$772	$719	$765	$672	$732	$666	$690	$665	$673	$723	$687	$716	$719	$670	$702	$711.00
Soy meal - CIF Rotterdam / metric ton	$371	$374	$359	$368	$347	$344	$331	$341	$341	$331	$340	$337	$354	$350	$364	$356	$351.00

Food Segment - Historical 14 US$ and metric tons Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 (millions) 2016 2016 2016 2016 2016 2017 2017 2017 2017 2017 2018 2018 2018 Revenue (1) $246.6 $270.5 $260.2 $278.4 $1,055.7 $266.2 $278.4 $298.9 $313.5 $1,157.0 $305.5 (2) $276.7 (2) $265.2 (2) Gross Margin 62.4 57.9 50.7 56.6 227.6 56.8 56.0 60.2 63.6 236.6 56.3 51.9 54.5 Gross Margin % 25.3% 21.4% 19.5% 20.3% 21.6% 21.3% 20.1% 20.1% 20.3% 20.4% 18.4% 18.8% 20.6% SG&A 24.9 20.4 25.3 26.6 97.2 25.0 26.7 25.5 27.4 104.6 23.9 22.2 21.8 SG&A Margin % 10.1% 7.5% 9.7% 9.6% 9.2% 9.4% 9.6% 8.5% 8.7% 9.0% 7.8% 8.0% 8.2% Operating Income 20.8 19.7 8.0 11.8 60.3 14.3 11.1 15.1 16.4 56.9 11.8 9.3 (3) 13.0 Adj. EBITDA $37.5 $37.4 $25.4 $30.1 $130.4 $31.9 $29.3 $34.6 $36.1 $131.9 $32.4 $29.7 (3) $32.7 Adj. EBITDA Margin % 15.2% 13.8% 9.8% 10.8% 12.4% 12.0% 10.5% 11.6% 11.5% 11.4% 10.5% 10.7% 12.3% Raw Material Processed 0.27 0.27 0.26 0.28 1.08 0.27 0.28 0.29 0.28 1.12 0.28 0.28 0.29 (millions of metric tons) (1) Revenue adjusted for Brazil VAT reclass (2) Reflects freight revenue reclass (3) Adjusted for restructuring and impairment charges of $15.0 million for closure of Argentina gelatin plant

Fuel Segment - Historical

15

US$ and metric tons (millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018
Revenue	$55.6	$62.3	$60.4	$68.8	$247.1	$59.7	$67.4	$61.9	$76.8	$265.8	$84.1 [1]	$71.1 [1]	**$64.6** [1]
Gross Margin	14.9	15.6	14.2	19.9	64.6	13.7	12.7	7.6	21.4	55.4	24.2	13.7	**11.1**
Gross Margin %	26.8%	25.0%	23.5%	28.9%	26.1%	22.9%	18.8%	12.3%	27.9%	20.8%	28.8%	19.3%	**17.1%**
SG&A	1.8	1.8	1.3	1.9	6.8	3.3	2.9	(0.5)	4.7	10.4	(1.4)	0.2	**(2.8)**
SG&A Margin %	3.2%	2.9%	2.2%	2.8%	2.8%	5.5%	4.3%	-0.8%	6.1%	3.9%	-1.7%	0.2%	**-4.3%**
Operating Income	6.2	6.6	6.0	10.5	29.3	3.6	2.1	0.2	8.1	14.0	17.2	5.0	**4.5**
Adj. EBITDA	$13.1	$13.8	$12.9	$18.0	$57.8	$10.4	$9.9	$8.1	$16.6	$45.0	$25.6 [2]	$13.6	**$13.9**
Adj. EBITDA Margin %	23.6%	22.2%	21.4%	26.2%	23.4%	17.4%	14.7%	13.1%	21.6%	16.9%	30.4%	19.1%	**21.5%**
Pro forma Adjusted EBITDA [3]	$13.1	$13.8	$12.9	$18.0	$57.8	$13.2	$13.1	$11.2	$20.1	$57.6	$14.6	$15.7	**$15.8**
Raw Material Processed * (millions of metric tons)	0.28	0.30	0.29	0.31	1.18	0.30	0.29	0.28	0.32	1.19	0.30	0.27	**0.29**

***Excludes raw material processed at the DGD joint venture.**

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018
EBITDA (Darling's share)	$9.6	$18.3	$22.5	$36.7	$87.2	$5.0	$12.4	$10.6	$15.2	$43.2	$100.1	$18.2	**$0.5**
Pro forma Adjusted EBITDA [3]	$9.6	$18.3	$22.5	$36.7	$87.2	$21.4	$32.7	$32.1	$37.3	$123.5	$36.6	$35.6	**$12.0**
Total Gallons Produced	28.5	43.8	43.8	42.0	158.1	32.6	43.7	41.7	43.3	161.3	37.1	33.2	**17.2**
Total Gallons Sold/Shipped	29.1	42.7	42.5	46.6	161.0	32.7	40.5	43.0	44.3	160.4	33.4	34.8	**23.1**

(1) Reflects freight revenue reclass
(2) Q1 2018 Adj. EBITDA contains $12.6 M retroactive 2017 blenders tax credit approved in February 2018
(3) Pro forma Adjusted EBITDA assumes blenders tax credit was received during quarters earned in 2017 and 2018 for comparison to 2016 when the blenders tax credit was prospective

16 Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 3.625% Notes that were outstanding at September 29, 2018. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Adjusted EBITDA

17

Adjusted EBITDA and Pro Forma Adjusted EBITDA *(US$ in thousands)*	**Three Months Ended - Year over Year** September 29, 2018	September 30, 2017	**Nine Months Ended - Year over Year** September 29, 2018	September 30, 2017
Net income/(loss) attributable to Darling	$ (6,037)	$ 7,761	$ 60,848	$ 22,739
Depreciation and amortization	78,842	77,202	235,915	221,306
Interest expense	20,080	22,531	66,220	66,657
Income tax expense/(benefit)	(1,403)	6,296	3,992	15,856
Restructuring and impairment charges	-	-	14,965	-
Foreign currency loss	2,106	2,055	7,082	4,430
Other expense, net	2,786	2,533	4,103	8,383
Debt extinguishment costs	-	-	23,509	-
Loss/(gain) on disposal of subsidiaries	(3,038)	-	12,500	-
Equity in net (income)/loss of unconsolidated subsidiaries	2,792	(7,703)	(109,598)	(16,669)
Net income attributable to noncontrolling interests	900	923	2,952	3,671
Adjusted EBITDA	$ 97,028	$ 111,598	$ 322,488	$ 326,373
Foreign currency exchange impact	1,055 *(1)*	-	(10,844) (2)	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 98,083	$ 111,598	$ 311,644	$ 326,373
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 509	$ 10,570	$ 118,745	$ 28,013

(1) The average rates assumption used in this calculation was the actual fiscal average rate for the three months ended September *29, 2018 of €1.00:USD$1.16 and CAD$1.00:USD$0.76 as compared to the average rate for the three months ended September 30, 2017 of €1.00:USD $1.18 and CAD$1.00:USD$0.80, respectively.*
(2) The average rates assumption used in this calculation was the actual fiscal average rate for the nine months ended September *29, 2018 of €1.00:USD$1.20 and CAD$1.00:USD$0.78 as compared to the average rate for the nine months ended September 30, 2017 of €1.00:USD $1.11 and CAD$1.00:USD$0.77, respectively.*

Note: See slide 16 for information regarding Darling's use of Non-GAAP measures.

18 Bank of America Merrill Lynch – 2018 Leveraged Finance Conference December 4, 2018 Boca Raton Resort and Club – Boca Raton, FL BNP Paribas 15th Annual High Yield and Leveraged Finance Conference January 19, 2019 Landmark Hotel - London, UK BMO Farm to Market Conference May 15-16, 2019 Grand Hyatt – New York, NY